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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
December 3, 1997